Exhibit 99.1

Brunswick Corporation • 26125 N. Riverwoods Blvd., Mettawa, IL 60045 Telephone 847.735.4700 • Facsimile 847.735.4750 www.brunswick.com

Brunswick Announces Sale of Fitness Business

METTAWA, Ill. May 6, 2019 – Brunswick Corporation (NYSE: BC) today announced it has entered into a definitive agreement to sell its Fitness business to KPS Capital Partners, LP, a private investment firm, in an all-cash transaction for approximately $490 million.

Following completion of the sale, Brunswick will be comprised solely of its global marine portfolio, which includes market-leading positions in propulsion, parts and accessories, boats and services.

“With the sale of the Fitness business, we sharpen our focus on Brunswick’s unique and formidable marine platform,” explained Brunswick Chief Executive Officer David Foulkes.  “Brunswick has an impressive stable of recognized and respected brands and offers the right products and services uniquely concentrated in growing and emerging marine market segments.  Brunswick is exceptionally positioned as a leader in the marine industry, and we are excited about the bright future ahead of us.”

The signing of this agreement is the culmination of a thorough process led by Brunswick directors Dave Everitt and Dave Singer that was designed to best position the Fitness business for the future and maximize value for Brunswick shareholders, according to Foulkes.

Brunswick Corporation
May 6, 2019

“As we considered avenues to separate our Fitness business, including a potential spin-off, we received strong buyer interest from a number of parties.  After thoughtful evaluation of a range of options and a robust auction process, we concluded this sale is the best outcome for Brunswick and our shareholders.  With some of the strongest brands and most accomplished people in the industry, the Fitness business is well positioned to succeed.  We thank our Fitness employees for their many contributions to Brunswick and wish them well in the future.”

Brunswick had more than $4 billion annual revenue from its marine products and services in 2018. The Fitness business will be reported as a discontinued operation starting in the second quarter, matching the guidance already provided on a marine-only basis.

“Consistent with our communicated plans, our capital strategy is focused on maintaining a strong balance sheet, investing in organic growth initiatives and returning value to our shareholders.  Importantly, we will work with our board in the near-term to refine plans to deploy the capital from this transaction to increase shareholder returns,” Foulkes concluded. “As we have previously described, likely options will include engaging in share repurchases, accelerating planned debt retirement, and deploying additional capital for mergers and acquisitions.  Any benefits generated by these potential actions are not currently reflected in our 2019 capital plan or guidance.”

Citi served as the exclusive financial advisor and Cravath, Swaine & Moore LLP served as legal counsel to Brunswick on the transaction.

The transaction is expected to close during the second quarter and is subject to usual and customary closing conditions as well as regulatory review and approval.

Brunswick Corporation
May 6, 2019

Forward-Looking Statement
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending, tight consumer credit markets, and the level of consumer confidence on the demand for our products and services; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate targeted acquisitions, including the Global Marine & Mobile Business of Power Products; the possibility that the proposed Fitness business separation may not provide business benefits; the timing and likelihood of completion of the proposed Fitness business separation, including the timing and receipt of required regulatory approvals for the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions; having to record an impairment to the value of goodwill and other assets; changes to U.S. trade policy and tariffs; the inability to identify and complete targeted acquisitions; the risk that strategic divestitures may not provide business benefits; the potential for disruption to our business in connection with the Fitness business separation or Power Products acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; negative currency trends, including shifts in exchange rates; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; adverse economic, credit, and capital market conditions; loss of key customers; attracting and retaining skilled labor and implementing succession plans for key leadership; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a the result of new tariffs on raw materials, increased demand for shipping carriers, and transportation disruptions; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing our manufacturing footprint; outages, breaches, or other cybersecurity events regarding our technology systems, which could result in lost or stolen information and associated remediation costs; our ability to meet pension funding obligations; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; certain divisive shareholder activist actions; joint ventures that do not operate solely for our benefit; international business risks; and weather and catastrophic event risks.

Brunswick Corporation
May 6, 2019

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2018.  Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick
Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Garelick, and Whale marine parts; Land ‘N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, NAUTIC-ON, OnBoard Boating Club and Rentals; Life Fitness, Hammer Strength, Cybex, Indoor Cycling Group, and SCIFIT fitness equipment; and Brunswick billiards tables, accessories, and game room furniture. For more information, visit https://www.brunswick.com.

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Contact:
Dan Kubera
Director – Media Relations and Corporate Communications
Email: daniel.kubera@brunswick.com